Exhibit 99.1

DCP MIDSTREAM REPORTS STRONG THIRD QUARTER RESULTS AND EXPECTS TO EXCEED THE HIGH END OF 2018 GUIDANCE RANGE
DENVER, November 5, 2018 (GLOBE NEWSWIRE) - DCP Midstream, LP (NYSE: DCP), or DCP, today reported its financial results for three and nine months ended September 30, 2018.
HIGHLIGHTS

•
Reported net income attributable to partners of $81 million and $204 million for the three and nine months ended September 30, 2018, or $0.18 and $0.33 per basic and diluted limited partner unit, respectively.

•
Generated distributable cash flow of $209 million and $546 million for the three and nine months ended September 30, 2018, resulting in a distribution coverage ratio of 1.35 and 1.18 times, respectively.

•	Reported adjusted EBITDA of $309 million and $847 million for the three and nine months ended September 30, 2018, respectively.

•	Expecting to exceed the high end of 2018 Adjusted EBITDA and DCF guidance ranges.

•	Strong NGL pipeline throughput volumes increased ~35% from the third quarter of 2017, driven by record volumes on Sand Hills and Southern Hills.

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Sand Hills capacity expanded to 440 MBbls/d at the end of the third quarter 2018 and is expected to be at 485 MBbls/d by the end of 2018. Southern Hills capacity increased to 190+ MBbls/d at the end of the third quarter of 2018 via innovative optimization.

•	Natural gas wellhead volumes within DCP's Gathering and Processing segment increased ~10% from the third quarter of 2017 across its footprint, driven by Midcontinent, Eagle Ford, and DJ Basin.

•	200 MMcf/d Mewbourn 3 plant at full capacity about a month after going into service on August 1, 2018.

THIRD QUARTER 2018 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited)
	(Millions, except per unit amounts)

Net income (loss) attributable to partners	$81	$(20)	$204	$169
Net income (loss) per limited partner unit - basic and diluted	$0.18	$(0.41)	$0.33	$0.33
Adjusted EBITDA(1)	$309	$276	$847	$737
Distributable cash flow(1)	$209	$187	$546	$467

(1)
This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
“Our team delivered outstanding third quarter results, while successfully executing a long-term capital allocation strategy focused on disciplined growth and driving cash flows,” said Wouter van Kempen, president, chairman and CEO of DCP Midstream. “As an outcome of our dedicated focus on operational excellence and optimizing our fully integrated portfolio, we are excited to announce that we expect to exceed the high end of our 2018 EBITDA and DCF guidance ranges.”
GROWTH UPDATE
DJ Basin Growth Projects

•	Placed the 200 MMcf/d Mewbourn 3 plant into service August 1, 2018.

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Construction of the 300 MMcf/d O'Connor 2 facility, comprised of processing capacity of 200 MMcf/d and up to 100 MMcf/d of bypass, is progressing and expected to be in-service in the second quarter of 2019.

•	Awaiting outcome of Colorado Setback Proposition 112 prior to making a final investment decision on the Bighorn facility.

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Adding NGL takeaway to the DJ Basin with Southern Hills pipeline extension via the White Cliffs NGL pipeline. The initial capacity out of the DJ Basin is expected to be 90 MBbls/d, expandable to 120 MBbls/d, with an anticipated fourth quarter 2019 in-service date.

•	Expanding Front Range by 100 MBbls/d and Texas Express by 90 MBbls/d, adding NGL takeaway from the DJ Basin. Both expansions are expected to go into service in the third quarter of 2019.
Permian Growth Projects

•	Increased Sand Hills NGL pipeline capacity to 440 MBbls/d at the end of the third quarter of 2018, with expansion to 485 MBbls/d expected by the end of 2018.

•	The approximately 2.0 Bcf/d Gulf Coast Express (GCX) gas takeaway pipeline is fully subscribed and construction is underway. GCX is expected to be placed in-service in the fourth quarter of 2019.
Fractionation Growth Project

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DCP holds an option to acquire a 30% ownership interest in two 150 MBbls/d fractionators to be constructed within Phillips 66's Sweeny Hub, exercisable at the in-service date, which is expected to be in late 2020.

COMMON UNIT DISTRIBUTIONS AND IDR GIVEBACK
On October 23, 2018, DCP announced a quarterly common unit distribution of $0.78 per limited partner unit. This distribution remains unchanged from the previous quarter.
DCP generated distributable cash flow of $209 million and $546 million for the three and nine months ended September 30, 2018, respectively. Distributions declared were $155 million for the third quarter of 2018 and $464 million for the nine months ended September 30, 2018. The distribution coverage ratio was 1.35 and 1.18 times for the three and nine months ended September 30, 2018, respectively.

Phillips 66 and Enbridge, Inc. (Owners) have agreed, if necessary, to reduce incentive distributions payable to DCP's general partner under the partnership agreement (the "IDR giveback") of up to $100 million annually through 2019 to target an approximate 1.0 times annual distribution coverage ratio, which provides downside protection for limited partners. During the three and nine months ended September 30, 2018 no IDR giveback was withheld from the distribution declared.
THIRD QUARTER 2018 OPERATING RESULTS BY BUSINESS SEGMENT
Gathering and Processing
Gathering and Processing Segment net income attributable to partners for the three months ended September 30, 2018 and 2017 was $96 million and $29 million, respectively.
Adjusted segment EBITDA decreased to $210 million for the three months ended September 30, 2018, from $220 million for the three months ended September 30, 2017, reflecting lower realized cash settlements related to DCP's commodity derivative program, increased operating costs and lower production volumes from two offshore wells from DCP's Discovery equity method investment which drove lower distributions. These decreases were partially offset by higher commodity prices, higher volumes in the Midcontinent, Eagle Ford in the South region and growth related to DCP’s DJ Basin in the North region.
Logistics and Marketing
Logistics and Marketing Segment net income attributable to partners for the three months ended September 30, 2018 and 2017 was $148 million and $99 million, respectively.
Adjusted segment EBITDA increased to $166 million for the three months ended September 30, 2018, from $124 million for the three months ended September 30, 2017, reflecting higher equity earnings and distributions from Sand Hills primarily due to continued volume ramp associated with NGL production growth from the Permian basin and ongoing capacity expansions of Sand Hills, and higher gas marketing margins. These increases were partially offset by lower realized cash settlements related to DCP's commodity derivative program.
CAPITALIZATION, LIQUIDITY AND FINANCING
Debt and Credit Facilities
DCP has two credit facilities with up to $1.6 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.

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In August 2018, DCP entered into an accounts receivable securitization facility (the “Securitization Facility”) that provides up to $200 million of borrowing capacity at LIBOR market index rates plus a margin through August 2019. As of September 30, 2018, DCP had $200 million of outstanding borrowings under the Securitization Facility included in current debt.

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DCP has a $1.4 billion senior unsecured revolving credit agreement that matures on December 6, 2022, or the Credit Agreement. As of September 30, 2018, total available capacity under the Credit Agreement was $1,242 million net of $145 million of outstanding borrowings and $13 million of letters of credit.

On July 17, 2018, DCP issued $500 million of 5.375% Senior Notes due July 2025. The proceeds of these notes were used to redeem DCP's $450 million 9.750% Senior Notes due March 2019 and for general partnership purposes.
As of September 30, 2018, DCP had $5,120 million of total consolidated principal debt outstanding, including $525 million of current. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the third quarter ended September 30, 2018, DCP's leverage ratio was approximately 3.6 times. The effective interest rate on DCP's overall debt position, as of September 30, 2018, was 5.2% percent.
Issuance of Preferred Equity
In October, 2018, DCP issued 4,400,000 7.950% Series C Preferred Units, at a price of $25 per unit. DCP used the net proceeds of $106 million from this issuance for general partnership purposes, including funding capital expenditures and the repayment of outstanding indebtedness under its revolving credit agreement.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three and nine months ended September 30, 2018, DCP had expansion capital expenditures and equity investments totaling $281 million and $630 million, respectively, and maintenance capital expenditures totaling $20 million and $69 million, respectively.
DCP's 2018 plan includes maintenance capital expenditures between $100 million and $120 million. DCP is updating its expansion capital expenditure range to between $825 million and $900 million.
EARNINGS CALL
DCP will host a conference call webcast tomorrow, November 6, at 10:00 a.m. ET, to discuss its third quarter 2018 results. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 4697508. A replay of the audio webcast will also be available by accessing the Investors section on the DCP website at www.dcpmidstream.com.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.

DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:

•	financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;

•	DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;

•	viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;

•	performance of DCP's business excluding non-cash commodity derivative gains or losses; and

•
in the case of Adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and general partner, and pay maintenance capital expenditures.

DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.
DCP defines distributable cash flow as adjusted EBITDA less maintenance capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
Maintenance capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Maintenance capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Using this metric, DCP computes its distribution coverage ratio. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders and its general partner.
ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Irene Lofland, 303-605-1822

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$2,682	$1,936	$7,008	$5,641
Transportation, processing and other	133	162	371	474
Trading and marketing (losses) gains, net	(56)	(43)	(164)	10
Total operating revenues	2,759	2,055	7,215	6,125
Purchases and related costs	(2,327)	(1,695)	(6,024)	(4,939)
Operating and maintenance expense	(196)	(168)	(543)	(513)
Depreciation and amortization expense	(98)	(94)	(289)	(282)
General and administrative expense	(70)	(69)	(199)	(202)
Asset impairments	—	(48)	—	(48)
Gain on sale of assets, net	—	—	—	34
Other expense, net	(2)	—	(7)	(15)
Total operating costs and expenses	(2,693)	(2,074)	(7,062)	(5,965)
Operating income (loss)	66	(19)	153	160
Loss from financing activities	(19)	—	(19)	—
Interest expense, net	(69)	(73)	(203)	(219)
Earnings from unconsolidated affiliates	104	74	278	234
Income tax expense	—	(2)	(2)	(5)
Net income attributable to noncontrolling interests	(1)	—	(3)	(1)
Net income (loss) attributable to partners	81	(20)	204	169
Series A preferred partner's interest in net income	(10)	—	(28)	—
Series B preferred partner's interest in net income	(3)	—	(5)	—
General partner's interest in net income	(42)	(39)	(123)	(122)
Net income (loss) allocable to limited partners	$26	$(59)	$48	$47

Net income (loss) per limited partner unit — basic and diluted	$0.18	$(0.41)	$0.33	$0.33

Weighted-average limited partner units outstanding — basic and diluted	143.3	143.3	143.3	143.3

	September 30,	December 31,
	2018	2017
	(Millions)

Cash and cash equivalents	$1	$156
Other current assets	1,525	1,166
Property, plant and equipment, net	9,163	8,983
Other long-term assets	3,796	3,573
Total assets	$14,485	$13,878

Current liabilities	$1,808	$1,488
Current debt	525	—
Long-term debt	4,575	4,707
Other long-term liabilities	301	245
Partners' equity	7,246	7,408
Noncontrolling interests	30	30
Total liabilities and equity	$14,485	$13,878

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income (loss) attributable to partners	$81	$(20)	$204	$169
Interest expense	69	73	203	219
Depreciation, amortization and income tax expense, net of noncontrolling interests	97	96	290	287
Distributions from unconsolidated affiliates, net of earnings	28	19	47	36
Asset impairments	—	48	—	48
Loss from financing activities	19	—	19	—
Other non-cash charges	2	1	5	13
Gain on sale of assets, net	—	—	—	(34)
Non-cash commodity derivative mark-to-market	13	59	79	(1)
Adjusted EBITDA	$309	$276	$847	$737
Interest expense	(69)	(73)	(203)	(219)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(20)	(20)	(69)	(64)
Preferred unit distributions ***	(13)	—	(33)	—
Other, net	2	4	4	13
Distributable cash flow	$209	$187	$546	$467

Net cash provided by operating activities	$210	$324	$541	$684
Interest expense	69	73	203	219
Net changes in operating assets and liabilities	21	(175)	34	(153)
Non-cash commodity derivative mark-to-market	13	59	79	(1)
Other, net	(4)	(5)	(10)	(12)
Adjusted EBITDA	$309	$276	$847	$737
Interest expense	(69)	(73)	(203)	(219)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(20)	(20)	(69)	(64)
Preferred unit distributions ***	(13)	—	(33)	—
Other, net	2	4	4	13
Distributable cash flow	$209	$187	$546	$467

*** Represents cumulative cash distributions earned by the Series A and B Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Millions, except as indicated)		(Millions, except as indicated)
Gathering and Processing Segment:
Financial results:
Segment net income attributable to partners	$96	$29	$285	$322
Non-cash commodity derivative mark-to-market	21	51	49	4
Depreciation and amortization expense, net of noncontrolling interest	85	85	257	256
Asset impairments	—	48	—	48
Gain on sale of assets, net	—	—	—	(34)
Distributions from unconsolidated affiliates, net of earnings	7	6	16	10
Other charges	1	1	4	4
Adjusted segment EBITDA	$210	$220	$611	$610

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,881	4,460	4,715	4,508
NGL gross production (MBbls/d)	439	376	416	365
Operating and maintenance expense	$175	$154	$492	$469

Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$148	$99	$357	$278
Non-cash commodity derivative mark-to-market	(8)	8	30	(5)
Depreciation and amortization expense	5	4	11	11
Distributions from unconsolidated affiliates, net of earnings	21	13	31	26
Other charges	—	—	—	9
Adjusted segment EBITDA	$166	$124	$429	$319

Operating and financial data:
NGL pipelines throughput (MBbls/d)	616	462	575	447
NGL fractionator throughput (MBbls/d)	60	49	59	48
Operating and maintenance expense	$14	$9	$36	$31

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018		2018
	(Millions, except as indicated)
Reconciliation of Non-GAAP Financial Measures:
Distributable cash flow	$209		$546
Distributions declared **	$155		$464
Distribution coverage ratio - declared	1.35	x	1.18	x

Distributable cash flow	$209		$546
Distributions paid ***	$154		$503
Distribution coverage ratio - paid	1.36	x	1.09	x

	Quarter Ended December 31, 2017	Quarter Ended March 31, 2018	Quarter Ended June 30, 2018	Quarter Ended September 30, 2018	Twelve Months Ended September 30, 2018
	(Millions, except as indicated)

Distributable cash flow	$176	$171	$166	$209	$722
Distributions declared **	$194	$155	$154	$155	$658
Distribution coverage ratio - declared	0.91x	1.10x	1.08x	1.35x	1.10x

Distributable cash flow	$176	$171	$166	$209	$722
Distributions declared without IDR giveback	$154	$155	$154	$155	$618
Distribution coverage ratio - declared without IDR giveback	1.14x	1.10x	1.08x	1.35x	1.17x

Distributable cash flow	$176	$171	$166	$209	$722
Distributions paid ***	$155	$194	$155	$154	$658
Distribution coverage ratio - paid	1.14x	0.88x	1.07x	1.36x	1.10x

** There were no IDR givebacks reflected in distributions declared for the three, nine and twelve months ended September 30, 2018.

*** Distributions paid reflect the payment of $40 million of IDR givebacks previously withheld during the three months ended March 31, 2018.